Capital Markets Advisory Agreement

Effective Date: May 15, 2024

This Capital Markets Advisory Agreement (this "Agreement") is entered into as of the date first set forth above (the "Effective Date") between BENJAMIN SECURITIES, INC. ("Benjamin"), **Feutune Light Acquisition Corporation** (the "Pre-Transaction Company"), and **Thunder Power Holdings Limited** ("TargetCo").

WHEREAS, the Pre-Transaction Company desires to engage Benjamin to perform certain services for the Pre-Transaction Company and/or TargetCo (together, the "Client") and Benjamin desires to perform such services for the Client.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the Parties agree as follows:

DEFINITIONS

"*Business Combination*" means any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses involving the Pre-Transaction Company, directly or indirectly related to the Services.

"*Client*" has the meaning set forth in the recitals, irrespective of whether the term "Client" is pluralized.

"*Closing*" means, with respect to any Business Combination, the completion of the transactions contemplated thereby, at which the Closing documents shall be exchanged by the parties and some funds are disbursed by the Escrow Agent.

"*Discount Payment*" has the meaning set forth in Section 5.

"*Escrow Agent*" as used herein shall mean any person, entity, financial institution, or law firm holding in trust or escrow any portion of the funds related to the Business Combination.

"*Pre-Transaction Company*" has the meaning set forth in the preamble.

"*Post-Transaction Company*" means the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent entity controls the Pre-Transaction Company or TargetCo or all or substantially all of the Pre-Transaction Company's or TargetCo's assets either directly or indirectly, in which case, "Post-Transaction Company" will mean such ultimate parent entity.

"*Parties*" means Benjamin together with the Clients.

"*Purchased Shares*" means those securities of the Pre-Transaction Company or TargetCo, as the case may be, that are purchased by Benjamin's investors during the course of Benjamin's performance of the Services. For clarity, such securities may include warrants or rights.

"*Subsequent Payment*" means the sum of any and all monies payable to Benjamin under this Agreement, specifically, any unpaid portions of the Service Fee and Discount Payment, after the payment of Benjamin's initial invoice.

"*TargetCo*" has the meaning set forth in the preamble.

1. *Services*. Benjamin will provide Capital Markets Advisory services (the "Services") on an as needed basis as determined by the mutual agreement of both Parties, with regards to one or more of the following:

(a) Benjamin agrees to make itself available to the Client for phone conferences during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Client with regard to the Services to be performed and the preparation of such reports, summaries, corporate profiles, due diligence packages and/or other material and documentation as shall be necessary to properly present the Client to Benjamin's brokerage customers.

(b) The Pre-Transaction Company agrees to keep Benjamin up to date and apprised of all business, market and legal developments related to the Pre-Transaction Company, and the Pre-Transaction Company's operations and management. Benjamin shall devote such time and effort, as it deems commercially reasonable under the circumstances to the affairs of the Client to render the Services. Benjamin cannot guarantee results on behalf of the Client but shall pursue all avenues that it deems reasonable through its network of contacts.

(c) The Pre-Transaction Company agrees to notify Benjamin of all applicable restricted periods in connection with activities under this Agreement, as defined in Rule 100 of SEC Regulation M.

(d) The Pre-Transaction Company shall provide to Benjamin copies of PowerPoint Presentations and such other materials of the Pre-Transaction Company necessary for Benjamin's performance of the Services hereunder. The Pre-Transaction Company shall also make available certain of its employees for the purposes of presentations and meetings.

2. *Performance of Services*. In conjunction with the performance of the Services, Benjamin and the Pre-Transaction Company agree to the following:

(a) Assisting the Pre-Transaction Company in the creation of greater investor awareness and their public securities; and

(b) Assisting the Company in capital raising.

When suitable for Benjamin's brokerage customers, Benjamin shall use reasonable efforts to market investments in the public securities of the Pre-Transaction Company. Benjamin will not be responsible for ensuring that a specific number of Benjamin's customers invest in the Pre-Transaction Company. Benjamin will also not be responsible for soliciting proxy votes for proposed business transactions involving the Pre-Transaction Company.

3. *Term*. The term of this Agreement shall commence on the Effective Date and shall end one (1) month thereafter, unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the Parties hereto (the "Term"). This Agreement may be terminated only by Benjamin at any time for any reason or by mutual agreement of the Parties.

Upon termination of this Agreement, Benjamin shall receive full payment of all its fees and expenses (at the rate and to the extent it would otherwise have been entitled to receive such payments, including with all appropriate adjustments) up to the termination date. Nothing in this Agreement shall be construed as a promise or guarantee by Benjamin as to any particular outcome. The joint and several obligations of the

Pre-Transaction Company and TargetCo to pay Benjamin under this Agreement is absolute, irrespective of whether or not any Business Combination is consummated.

4. *Compensation for Services.* As consideration for Benjamin's performance of the Services, the fee ("Service Fee") shall be:

- **$420,000.00** (USD), **$150,000.00** of which must be paid by the Client upon executing this Agreement ("Down Payment"), and
- the remaining balance (**$270,000.00**) must be paid at the Closing in accordance with Section 6.

5. *Discount Payment.* The Client shall pay to Benjamin for the benefit of the holders of the Purchased Shares an amount equal to **$60,000.00** ("Discount Payment"). The Discount Payment due at this Agreement's execution is **$0.00** and due at the Closing is **$60,000.00**, respectively.

6. *Mechanics of Payment.*

(a) At the Closing, the Pre-Transaction Company and TargetCo shall jointly cause the Escrow Agent to disburse the Subsequent Payment to Benjamin from the flow of funds of the trust account. For clarity, this Subsection 6(a) presupposes that, at Closing, the trust account will have funds available for this purpose. The Client shall disclose to any and all Escrow Agents their joint and several obligations under this Section 6(a).

(b) The Pre-Transaction Company and TargetCo each hereby agrees that its failure (1) to disclose their obligations under Section 6(a) to the Escrow Agent or (2) to cause the Escrow Agent to disburse the Subsequent Payment to Benjamin in accordance herewith shall constitute a material breach of this Agreement.

(c) In the event that Benjamin does not receive the Subsequent Payment at the Closing, whether as a result of a breach of this Agreement by the Pre-Transaction Company or by TargetCo, or for any other reason, the Pre-Transaction Company and TargetCo shall cause the Post-Transaction Company, in addition to the Pre-Transaction Company and TargetCo, to be liable Benjamin, jointly and severally, for the Subsequent Payment, by operation of law.

7. *Confidentiality; Use of Name.* Each Party agrees to keep confidential the terms of this Agreement and agrees that no public announcement or communication relating to the subject matter of this Agreement shall be issued or released, and the Client shall not utilize the name "Benjamin Securities, Inc.", or any derivative thereof, in any publication, announcement or otherwise, without the prior written consent of Benjamin, in each case except (1) as required by applicable law, regulation (including any disclosure, circulation or reference to be made in a proxy statement, registration statement or other filing with the Securities and Exchange Commission to be filed by Company under federal securities laws), (2) as required by the applicable stock exchange rule, or (3) pursuant to an order of a court of competent jurisdiction.

8. *Indemnification and Warranties.*

(a) Each Party agrees to indemnify and hold harmless the other Party and its affiliates and their respective officers, directors, partners, members, employees, agents and controlling persons against any losses, claims, damages or liabilities arising out of, in connection with, or relating in any manner, directly or indirectly, to the Services provided under this Agreement, unless it is finally determined by a court of competent jurisdiction that such losses, claims, damages or

liabilities arose out of the fraud, bad faith, intentional or gross negligence or willful misconduct of the Party seeking indemnification, or any violation of applicable law by the Party seeking indemnification, pursuant to which the Services are subject. In no event shall either Party be responsible for any special, indirect or consequential damages.

(b) The Parties agree that if any indemnification sought pursuant to the preceding paragraph is finally judicially determined to be unavailable, then the Parties shall contribute to the losses, claims, liabilities, damages and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative fault of each Party in connection with this Agreement, subject to the limitation that in any event Benjamin's contribution to all losses, claims, liabilities, damages and expenses with respect to which contribution is available hereunder shall not exceed the Service Fee determined under Section 4 of this Agreement and actually paid by the Client and received by Benjamin hereunder; provided, however, that in no event shall any Party be required to contribute to the losses, claims. liabilities, damages and expenses to the extent that such losses, claims, damages or liabilities arose out of the fraud, bad faith, intentional or gross negligence or willful misconduct of the Party seeking contribution.

(c) No person seeking indemnification hereunder will, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any threatened or pending claim, action, suit or proceeding, unless such settlement, compromise or consent includes an unconditional release of such other Party.

(d) Benjamin represents and warrants that the Services performed hereunder shall at all times comply with all applicable state and federal laws and regulations, including, but not limited to, securities laws and regulations.

(e) Each Party represents and warrants that it is not a party to any existing investment banking, consulting or financial advisory agreements of any kind that may conflict with this Agreement. The Client at the request of Benjamin will offer confirmation, in writing, to that effect.

(f) Benjamin represents, warrants and covenants that the Services performed hereunder shall at all times be in compliance with all applicable state and federal laws and regulations, including, but not limited to, securities laws and regulations.

9. *Broker-Dealer*. The Client recognizes that Benjamin, is a broker and dealer as such terms are defined under the Securities Exchange Act of 1934, as amended, as well as all regulations and promulgations interpreting or enforcing the terms of such act. As such, the Parties expressly acknowledge that all fees paid to Benjamin hereunder shall only be for the Services and not for otherwise raising money for the Pre-Transaction Company, TargetCo, or the Post-Transaction Company.

10. *Independent Contractor*. The Parties hereto agree that Benjamin is an independent contractor and shall not in any manner be deemed an agent or partner of, or co-venturer with the Client. In no event is Benjamin authorized or obligated to commit the Client to any agreement, and the Client shall have no obligation to enter into any transaction identified by Benjamin. The Client is not obligated or required to accept any offer to purchase equity securities by any brokerage customer identified by Benjamin.

11. *Assignments and Binding Effect*. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Other than the Client's obligations

under Subsection 6(c) of this Agreement, the rights and obligations of the Parties under this Agreement may not be assigned or delegated without the prior written consent of the other Party, and any purported assignment without the written consent of such other Party shall be null and void.

12. *Modification and Waiver*. Only an instrument in writing executed by the Parties hereto may amend this Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

13. *Construction*. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

14. *Facsimile Signatures*. Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either Party, the Parties shall confirm facsimile transmitted signatures by signing an original document.

15. *Governing Law*. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

16. *Jurisdiction*. The Parties irrevocably submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the U.S. District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement.

17. *Limitation of Liability*. EXCEPT FOR DAMAGES ARISING FROM A PARTY'S INTENTIONAL MISCONDUCT AND THE PARTIES' INDEMNIFICATION OBLIGATIONS, (A) BENJAMIN SHALL NOT BE LIABLE TO THE CLIENT FOR ANY LOSS, DAMAGES, CLAIM OR EXPENSE ARISING FROM OR OCCASSIONED BY BENJAMIN'S FAILURE TO PERFORM THE SERVICES, INCLUDING ITS DECISION TO NOT SOLICIT CERTAIN BROKERAGE CUSTOMERS IN CONNECTION WITH THE SERVICES; AND (B) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18. *Severability*. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

19. *Non-Exclusive*. Benjamin acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided to the Client, and the Client is free to engage other parties to provide services similar to those being provided by Benjamin hereunder. The Client acknowledges and agrees that Benjamin's Capital Markets Advisory services are not exclusively offered to the Client, and Benjamin may provide similar Capital Markets Advisory services to third parties without involvement of the Client. The Parties may agree to enter into an exclusive opportunity and shall provide a written agreement as necessary.

20. *Non-Circumvention*. Neither Party shall attempt to or actually circumvent or interfere with business relationships between the Client and/or Benjamin, their clients or sources of transactions. The Client hereby

irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement.

21. *Force Majeure.* Neither Party to this Agreement will be liable for delay or failure to perform its obligations hereunder (other than a failure to pay amounts when due) caused by an event that is beyond the Party's reasonable control, including, without limitations, fire, flood, earthquake, storm or other like event, act of public enemy, act of terrorism, act of any military, civil or regulatory authority, change in any law or regulation, power or utility outage or problem, strike, labor problem or other cause, whether similar or dissimilar to any of the foregoing; provided, however, that such Party will not have contributed in any way to such non-performance and the other Party has been notified of the force majeure event.

22. *Attorneys' Fees.* The Client shall pay to Benjamin all reasonable attorneys' fees incurred by Benjamin in the enforcement of Section 4, 5, or 6 of this Agreement upon a judgment in favor of Benjamin, in part or whole.

23. *Survivability.* The provisions in Sections 3, 4, 5, 6, 7, 8, 15, 17, 18, 22, and this Section 23 shall survive the termination of this Agreement, the expiration of the Term, and the completion of any services to be provided by Benjamin hereunder.

24. *Counterparts.* This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

25. *Entire Agreement.* This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the Parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the Parties hereto shall immediately terminate upon the execution of this Agreement and neither Party shall have any further obligations thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

BENJAMIN SECURITIES, INC.

By:______________________________
Name: Mike Coyne
Title: Principal

THE PRE-TRANSACTION COMPANY:

Yuanmei Ma

By:______________________________
Name: Yuanmei Ma
Title: CFO

THE TARGET COMPANY:

By:______________________________
Name: Wellen Sham
Title: CEO

***Acknowledged by the* ESCROW AGENT:**

By:______________________________
Name:
Title:
Entity Name: